Exhibit 99.1

                                                                                                                                              NEWS RELEASE

For more information contact:

FEI Company
Fletcher Chamberlin
Investor Relations
(503) 726-7710

FEI Company Reports Revenue and Earnings Increase with
Bookings at Record Levels
for Third Quarter of 2006

HILLSBORO, Ore., November 1, 2006  — FEI Company (NASDAQ: FEIC) reported results for the third quarter of 2006.  Revenue and net income reached the highest third-quarter totals in the company’s history.  Bookings and the backlog of unfilled orders grew to record levels.

Net sales for the quarter ended October 1, 2006 of $116.9 million were up 3% compared to the second quarter of 2006 and up 20% compared to the third quarter of 2005.  Bookings in the latest quarter totaled $150.7 million, up 12% from the second quarter of 2006 and 50% from the third quarter of 2005.  The book-to-bill ratio for the latest quarter was 1.29 to 1.00, and the backlog at the end of the quarter was $277.4 million, of which approximately 90% is expected to ship by the end of 2007.

Net income on the basis of accounting principles generally accepted in the United States (GAAP) was $6.5 million for the third quarter of 2006, compared with net income of $4.1 million in the second quarter of 2006 and a net loss of $5.1 million in last year’s third quarter.  Diluted earnings per share in the latest quarter were $0.17, compared with diluted earnings per share of $0.11 in the second quarter of 2006 and a loss per share of $0.15 in the third quarter of 2005.

“We recorded solid results in the third quarter,” said Don Kania, president and CEO of FEI.  “Revenue and earnings were at the high end of our guidance range.  Our order rate was excellent, bookings were strong across all of our market divisions and our breakeven level stayed below $100 million per quarter.”

“Our outlook is for continued strong bookings, substantial revenue growth and further improvements in earnings in the fourth quarter of 2006,” continued Kania. “We expect to end the

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year with a record backlog, and we are planning for improvements in revenue and earnings in 2007 compared with 2006.  Our NanoBiology and NanoResearch and Industry markets are expected to remain robust as worldwide public and private investment in nanotechnology continues to grow.  While we may experience some cyclical slowdown in the NanoElectronics market next year, industry advances to smaller geometries are expected to continue to provide us with growing long-run opportunities.”

Results for the latest quarter included a gain in non-operating income of $1.4 million from the sale of a minority interest in one private technology company, net of the write-down of another minority interest investment.

The latest quarter also included $1.5 million of stock-based compensation expense, included in cost of sales and operating expenses, in accordance with the implementation of SFAS 123R.  Stock-based compensation expense is expected to be approximately $1.8 million in the fourth quarter of 2006.

Bookings and revenue comparisons for the company’s three market segments and other data are included in the supplementary information attached to this release, along with detailed statements of operations and balance sheets.

The company’s balance sheet remained strong.  Total cash and investments at the end of the quarter were $365.7 million compared with $364.1 million at the end of the second quarter.  Total convertible debt at the end of the quarter was $310.9 million.

Fourth Quarter Guidance and Outlook for 2007

FEI currently expects net sales for the fourth quarter of 2006 to be between $125 million and $132 million.  Bookings are projected to be at least $140 million.  GAAP diluted earnings per share in the fourth quarter, including stock compensation expense, are expected to be in the range of $0.17 to $0.22 per share, assuming a tax rate of approximately 30%.  FEI currently expects revenue and earnings for 2007 to improve over the levels of 2006.

For reasons why the company’s actual results may differ from guidance, please see the section titled “Safe Harbor Statement” below.

Investor Conference Call — 2:00 p.m. PST Wednesday, November 1, 2006

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-800-240-5318 (U.S., toll-free) or 1-303-262-2052 (international) and asking for the FEI Q3 Earnings call. The call can also be accessed via the web by going to FEI’s Investor Relations page at

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http://www.fei.com, where the webcast will also be archived. A telephone replay of the call will also be accessible for one month by dialing 1-800-405-2236 (US) or 1-303-590-3000 (international) and entering the access code 11073646#.

About FEI

FEI’s Tools for Nanotech™, featuring focused ion- and electron-beam technologies, deliver 3D characterization, analysis and modification capabilities with resolution down to the sub-Ångstrom level. With R&D centers in North America and Europe and sales and service operations in more than 50 countries around the world, FEI is bringing the nanoscale within the grasp of leading researchers and manufacturers and helping to turn some of the biggest ideas of this century into reality. More information can be found on the FEI website at: http://www.fei.com.

Safe Harbor Statement

This news release contains forward-looking statements that include our guidance for the fourth quarter of 2006 as well as statements about our outlook, the outlook for various markets, future bookings, revenue, earnings, stock-based compensation expense, financial results, profitability and backlog growth. Factors that could affect these forward-looking statements include, but are not limited to, the continued growth in nanotechnology markets in general and more particularly, the strength of the NanoResearch and Industry, NanoElectronics and NanoBiology segments; cyclical changes in the data storage and semiconductor industries, which are the major components of the NanoElectronics market; fluctuations in foreign exchange and interest rates; our continued ability to maintain deferral accounting of hedge transactions; reduced profitability due to failure to achieve or sustain margin improvement or cost reductions; additional stock-based compensation expense from additional hiring; lower than expected customer orders; cancellation of customer orders; failure of customers to adopt new technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in shipping new products; changes in the mix of products sold in a quarter; failure of the company’s ability to increase product shipments; unfavorable business conditions and lack of growth in the general economy, both domestic and foreign; failure to accurately estimate the amounts and timing of restructuring charges; restructurings and reorganizations not presently anticipated; timing of facilities closings, relocations, severance and other charges included in future restructurings, if any; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; additional research and development expenses; inability to overcome technological barriers; additional selling, general and administrative expenses; unanticipated events affecting the value of investments in private companies; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of current or future acquisitions, including failure to achieve financial goals and integrate the acquisitions successfully.  Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

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FEI Company and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	October 1,	July 2,	December 31,
	2006	2006	2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$92,323	$168,522	$59,177
Short-term investments in marketable securities	210,936	139,120	156,049
Short-term restricted cash	26,645	27,692	20,138
Receivables	135,680	122,542	98,330
Inventories	88,830	87,070	84,879
Deferred tax assets	3,911	3,446	5,157
Other current assets	31,608	39,417	32,328

Total current assets	589,933	587,809	456,058

Non-current investments in marketable securities	31,236	23,963	44,602

Long-term restricted cash	4,607	4,796	519

Property plant and equipment, net	58,982	59,131	59,011

Purchased technology, net	6,377	6,997	8,154

Goodwill	41,359	41,348	41,402

Deferred tax assets	1,440	2,393	1,095

Non-current service inventories	37,204	38,257	33,871

Other assets, net	9,104	13,578	11,319

TOTAL	$780,242	$778,272	$656,031

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$32,590	$30,123	$26,186
Current accounts with Philips	1,508	2,162	1,964
Accrued payroll liabilities	18,194	13,536	9,205
Accrued warranty reserves	5,087	5,656	5,193
Accrued agent commissions	6,396	9,658	8,485
Deferred revenue	37,086	47,135	43,647
Income taxes payable	12,359	10,159	9,021
Accrued restructuring, reorganization and relocation	3,019	3,938	5,274
Other current liabilities	25,180	24,530	22,587

Total current liabilities	141,419	146,897	131,562

Convertible debt	310,882	310,882	225,000

Deferred tax liabilities	2,219	2,223	1,947

Other liabilities	5,877	5,607	5,079

SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 33,792, 33,681 and 33,800 shares issued and outstanding at October 1, 2006, July 2, 2006 and December 31, 2005	340,315	337,290	332,125
Accumulated deficit	(50,695)	(57,203)	(56,081)
Accumulated other comprehensive income	30,225	32,576	16,399

Total shareholders’ equity	319,845	312,663	292,443

TOTAL	$780,242	$778,272	$656,031

FEI Company and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2006	2006	2005	2006	2005

NET SALES:
Products	$85,992	$84,855	$68,911	$257,471	$243,350
Service and components	30,948	28,293	28,211	86,386	82,258
Total net sales	116,940	113,148	97,122	343,857	325,608

COST OF SALES:
Products	47,428	46,793	41,500	140,186	145,400
Service and components	21,582	19,991	19,188	62,424	58,176
Total cost of sales	69,010	66,784	60,688	202,610	203,576

Gross profit	47,930	46,364	36,434	141,247	122,032

OPERATING EXPENSES:
Research and development	14,679	14,845	13,429	43,525	45,483
Selling, general and administrative	24,970	24,564	25,251	73,352	75,738
Amortization of purchased technology	610	645	720	1,896	3,579
CEO severance	—	—	—	9,324	—
Restructuring, reorganization and relocation	249	824	2,804	3,318	3,928
Asset impairment	—	—	801	465	16,745
Merger costs	—	32	—	484	—
Total operating expenses	40,508	40,910	43,005	132,364	145,473

OPERATING INCOME (LOSS)	7,422	5,454	(6,571)	8,883	(23,441)

OTHER INCOME (EXPENSE):
Interest income	3,663	3,089	1,866	8,996	5,585
Interest expense	(2,018)	(1,569)	(1,392)	(5,245)	(7,881)
Gain (loss) on investment disposals and impairment, net	1,374	—	—	1,374	(770)
Other expense, net	(670)	(526)	(399)	(1,579)	(838)
Total other income (expense), net	2,349	994	75	3,546	(3,904)

INCOME (LOSS) BEFORE TAXES	9,771	6,448	(6,496)	12,429	(27,345)

INCOME TAX EXPENSE (BENEFIT)	3,263	2,349	(1,393)	7,043	20,120

NET INCOME (LOSS)	$6,508	$4,099	$(5,103)	$5,386	$(47,465)

PER SHARE DATA:
Basic earnings (loss) per share	$0.19	$0.12	$(0.15)	$0.16	$(1.41)
Diluted earnings (loss) per share	$0.17	$0.11	$(0.15)	$0.15	$(1.41)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	33,752	33,770	33,644	33,796	33,555
Diluted	39,572	39,691	33,644	39,614	33,555

RECONCILIATION OF RESULTS

The following table reconciles the specific items excluded from U.S. GAAP in the calculation of Non-GAAP results for the periods indicated below:

INCOME STATEMENT RECONCILIATION
(In thousands)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	October 1,	July 2,	October 2,	October 1,	October 2,
	2006	2006	2005	2006	2005

U.S. GAAP income (loss) before taxes	$9,771	$6,448	$(6,496)	$12,429	$(27,345)

Add back:
CEO severance	—	—	—	9,324	—
Restructuring, reorganization and relocation	249	824	2,804	3,318	3,928
Asset impairment charges	—	—	801	465	16,745
Inventory write-offs and adjustments	—	—	2,435	—	8,851
Adjustments to investments	(1,374)	—	—	(1,374)	770
Merger costs	—	32	—	484	—
Stock based compensation expense	1,475	1,244	—	3,969	—
Bond buy-back costs	—	62	—	453	1,796

Non-GAAP income (loss) before taxes	$10,121	$8,610	$(456)	$29,068	$4,745

STOCK COMPENSATION

The following table summarizes stock compensation:

Cost of sales	205	202	—	604	—
Research and development	197	220	—	645	—
Selling, general and administrative	1,073	822	—	2,720	—
Total	$1,475	$1,244	$—	$3,969	$—

The press release and reconciliation table contain non-GAAP pre-tax net income information that excludes certain significant charges.  These excluded items are:

• CEO severance, primarily related to the charges associated with stock-based compensation and cash payments (included as part of the separate operating expense line item - restructuring, reorganization and relocation);

• Restructuring charges, primarily for severance, lease termination and relocation expenses (included as part of the separate operating expense line item - restructuring, reorganization and relocation);

• Asset impairment charges, primarily related to the company’s changed strategy for enterprise resource planning systems and the company’s semiconductor equipment products (included as a separate operating expense line item - asset impairment);

• Inventory write-downs, related to the previously announced closure of the company’s facility in Peabody, Massachusetts and the company’s decision to no longer invest in certain business lines (included in cost of sales);

• Adjustments to investments, primarily due to investment disposals and impairment (included as a separate other income/expense line item - gain (loss) on investment disposals and impairments, net);

• Merger costs, primarily for due diligence costs (included as a separate operating expense line item - merger costs);

• Stock based compensation expense, primarily for previously granted options, due to the adoption of SFAS 123R (included in cost of sales and operating expenses); and

• Bond buy-back costs, primarily for the bond issuance (included as part of the separate other income (expense) line item-other expense, net).

We generally use non-GAAP financial measures for assessing the company’s performance against management targets, which do not account for charges or gains of this type, as a basis for making strategic and tactical decisions and as a means to evaluate period-to-period comparison.  We believe that use of non-GAAP numbers is important as these figures ignore certain events that could obscure or enhance trends or other factors affecting our business.  This is especially true when, as in this quarter, the GAAP financial information includes a number of charges that did not exist in the company’s prior comparable reporting periods.  For these reasons, we believe that these non-GAAP measures are also useful to investors.  Further, we believe the financial analysts who regularly follow and report on our company or sector exclude items such as these when analyzing our performance relative to our guidance and the performance of other sector participants, and in projecting our future financial results.

These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP measures of earnings per share.  Our non-GAAP numbers may be different from those of other companies and direct comparison should not be relied upon.

FEI Company and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Thirteen Weeks Ended (1)			Thity-Nine Weeks Ended (1)
	October 1,	July 2,	October 2,	October 1,	October 2,
	2006	2006	2005	2006	2005

NET SALES:
Products	73.5%	75.0%	71.0%	74.9%	74.7%
Service	26.5%	25.0%	29.0%	25.1%	25.3%
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%

COST OF SALES:
Products	40.5%	41.3%	42.6%	40.8%	44.7%
Service	18.5%	17.7%	19.8%	18.2%	17.9%
Total cost of sales	59.0%	59.0%	62.5%	58.9%	62.6%

Gross profit	41.0%	41.0%	37.5%	41.1%	37.4%

OPERATING EXPENSES:
Research and development	12.6%	13.1%	13.8%	12.7%	14.0%
Selling, general and administrative	21.4%	21.7%	26.0%	21.3%	23.3%
Amortization of purchased technology	0.5%	0.6%	0.7%	0.6%	1.0%
CEO severance	0.0%	0.0%	0.0%	2.7%	0.0%
Restructuring, reorganization and relocation	0.3%	0.8%	3.0%	1.0%	1.2%
Asset impairment	0.0%	0.0%	0.8%	0.1%	5.1%
Merger costs	0.0%	0.0%	0.0%	0.1%	0.0%
Total operating expenses	34.6%	36.2%	44.3%	38.5%	44.7%

OPERATING INCOME (LOSS)	6.3%	4.8%	-6.8%	2.6%	-7.3%

OTHER INCOME (EXPENSE):
Interest income	3.1%	2.7%	1.9%	2.6%	1.7%
Interest expense	-1.7%	-1.4%	-1.4%	-1.5%	-2.4%
Gain (loss) on investment disposals and impairment, net	1.2%	0.0%	0.0%	0.4%	-0.2%
Other expense, net	-0.6%	-0.5%	-0.4%	-0.5%	-0.3%
Total other expense, net	2.0%	0.9%	0.1%	1.1%	-1.2%

INCOME (LOSS) BEFORE TAXES	8.4%	5.7%	-6.7%	3.6%	-8.4%

INCOME TAX EXPENSE (BENEFIT)	2.8%	2.1%	-1.4%	2.0%	6.2%

NET INCOME (LOSS)	5.6%	3.6%	-5.3%	1.6%	-14.6%

(1) Percentages may not add due to rounding

FEI COMPANY

Supplemental Data Table 1

($ in millions, except per share amounts)

(Unaudited)

	Q3 Ended	Q2 Ended	Q3 Ended
	10/1/2006	7/2/2006	10/2/2005
Income Statement Highlights
Consolidated sales	$116.9	$113.1	$97.1
Gross margin	41.0%	41.0%	37.5%
R&D spending	$14.7	$14.8	$13.4
R&D (% of sales)	12.6%	13.1%	13.8%
SG&A	$25.0	$24.6	$25.3
SG&A (% of sales)	21.4%	21.7%	26.0%
Net income (loss) - GAAP	$6.5	$4.1	$(5.1)
Diluted earnings (loss) per share - GAAP	$0.17	$0.11	$(0.15)
Sales by Market Segment
NanoElectronics	$35.0	$40.6	$29.7
NanoResearch & Industry	$37.6	$36.8	$30.9
NanoBiology	$13.3	$7.4	$8.3
Service and Components	$31.0	$28.3	$28.2
Sales by Geography
North America	$45.2	$32.7	$31.7
Europe	$49.3	$47.0	$36.8
Asia Pacific	$22.4	$33.4	$28.6
Bookings
Total	$150.7	$134.0	$100.3
Book to bill ratio	1.29	1.18	1.03
Backlog - total	$277.4	$243.6	$171.8
Backlog - Service and Components	$46.2	$47.0	$40.7
Bookings by Market Segment
NanoElectronics	$54.0	$51.1	$29.1
NanoResearch & Industry	$43.2	$44.7	$34.9
NanoBiology	$23.3	$7.3	$9.2
Service and Components	$30.2	$30.9	$27.1
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$365.7	$364.1	$268.0
Operating cash generated (used)	$(5.3)	$6.8	$(2.6)
Accounts receivable	$135.7	$122.5	$108.5
Days sales outstanding (DSO)	106	99	102
Inventory turnover	3.1	3.2	2.6
Inventories	$88.8	$87.1	$97.9
Property, plant and equipment	$59.0	$59.1	$64.2
Fixed asset investment (during quarter)	$2.0	$1.3	$2.6
Depreciation expense	$3.3	$3.3	$3.5
Current liabilities	$141.4	$146.9	$129.3
Working capital	$448.5	$440.9	$329.4
Shareholders’ equity	$319.8	$312.7	$311.5
Headcount (permanent and temporary)	1,705	1,646	1,736